SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐ Definitive Proxy Statement

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The Allied Defense Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 14, 2006

THE ALLIED DEFENSE GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JANUARY 25, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Allied Defense Group, Inc. will be held on Thursday, January 25, 2007, at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, at 1:30 p.m., local time, for the following purposes:

1. To elect eight (8) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2. To consider and act upon a proposal to ratify the selection of BDO Seidman LLP as the Company’s independent registered public accounting firm for the year 2006.

3. To approve the potential issuance of Company Common Stock in excess of twenty percent (20%) of the issued and outstanding shares via elimination of the floor price limitations from the anti-dilution provisions of each of the Company’s Senior Subordinated Convertible Notes and related Stock Purchase Warrants.

4. To transact such other business as may properly come before the meeting or any adjournment of adjournments thereof.

Only stockholders of record at the close of business on December 20, 2006 are entitled to notice of and to vote at the meeting.

A copy of the Annual Report of The Allied Defense Group, Inc. for 2005 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.

All Stockholders are urged to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

By Order of the Board of Directors,

John J. Marcello,
President
and Chief Executive Officer

December 28, 2006

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 14, 2006

THE ALLIED DEFENSE GROUP, INC.
8000 Towers Crescent Drive, Suite 260
Vienna, Virginia 22182

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
JANUARY 25, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of The Allied Defense Group, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, on Thursday, January 25, 2007, at 1:30 p.m., local time, or any adjournment thereof (the “annual meeting”).

The record date for determination of the stockholders entitled to vote at the annual meeting is December 20, 2006 at the close of business. Any stockholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the annual meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.

In accordance with the laws of the State of Delaware and the Company’s charter and bylaws, a majority of the outstanding shares of common stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of the election of directors. An abstention will be counted as a vote against the approval of any other matter to come before the meeting. Broker non-votes will not be counted for any other matter scheduled to come before the meeting.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has also retained Georgeson Shareholder Communications, Inc. to aid in the solicitation at an estimated cost of $6,000 plus out-of-pocket expenses.

The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to stockholders is December 28, 2006.

Voting Securities and Principal Stockholders

On December 20, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting,      shares of common stock of the Company were outstanding. Common stock is the only class of capital stock of the Company currently outstanding. Each stockholder of record is entitled to one vote for each share of common stock owned on all matters to come before the annual meeting.

The following table sets forth information with respect to the shares of the Company’s common stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such common stock based upon the most recent filings made by the undersigned with the Securities and Exchange Commission:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	Pirate Capital LLC(2) 200 Connecticut Avenue Norwalk, Connecticut 06854	905,600 Owned indirectly	%
Common	Kings Road Investments Ltd.(3) c/o Polygon Investment Partners LLP 598 Madison Avenue 14th Floor New York, New York 10022	566,999 Owned directly	%
Common	Wynnefield Capital Management, LLC(4) 450 Seventh Avenue Suite 509 New York, New York 10123	523,235	%
Common	Dimensional Fund(5) Advisors, Inc. 1299 Ocean Ave., 11th Floor Santa Monica, California 90401	479,018 Owned directly	%
Common	Wells Fargo & Company(6) 420 Montgomery Street San Francisco, California 94104	382,926	%
Common	Tamarack Enterprise Fund(7) 100 Fifth Street Suite 2300 Minneapolis, Minnesota 55402	365,900 Owned directly	%
Common	Aegis Financial Corporation(8) 1100 North Glebe Road Suite 1040 Arlington, Virginia 22201	306,950 Owned directly	%

(1)	Based upon shares of common stock outstanding.

(2)	Pirate Capital LLC and Thomas R. Hudson, Jr. filed a Form 4 with the SEC on December 12, 2006. Previous SEC filings state that Pirate Capital LLC and Thomas R. Hudson, Jr. are deemed to have shared voting and shared dispositive power with respect to 905,600 shares, which shares are owned of record by Jolly Roger Fund LP and Jolly Roger Offshore Fund Ltd.

(3)	Kings Road Investments Ltd. filed a Schedule 13G with the SEC on March 22, 2006 reporting ownership of a note convertible into 472,499 shares and a stock purchase warrant exercisable into 94,500 shares.

(4)	Wynnefield Capital Management, LLC, Wynnefield Capital, Inc., Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I and Wynnefield Small Cap Value Offshore Fund, Ltd., filed a Schedule 13-D/A with the SEC on July 18, 2006.

(5)	Dimensional Fund Advisors, Inc. (#Dimensional#), a registered investment advisor, filed an amended Schedule 13G with the SEC on February 6, 2006.

(6)	Wells Fargo & Company filed a Schedule 13G with the SEC on January 24, 2006.

(7)	Tamarack Enterprise Fund filed a Schedule 13G with the SEC on January 25, 2006.

(8)	Aegis Financial Corporation, William S. Berno, Paul Gamble, and Scott L. Barbee jointly filed an amendment to its Schedule 13G with the SEC on February 14, 2006.

The following information is furnished as of December   , 2006, with respect to the beneficial ownership by management of the Company’s common stock:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	J. H. Binford Peay, III	267,121(2) Owned directly		%
Common	John G. Meyer, Jr.	68,223 Owned directly		%
Common	Ronald H. Griffith	31,775(4) Owned directly	*
Common	Gilbert F. Decker	20,401(3) Owned directly	*
Common	John J. Marcello	20,663 Owned directly	*
Common	Charles S. Ream	1,637 Owned directly	*
Common	Thomas R. Hudson, Jr.	0 Owned directly	*
Common	Frederick G. Wasserman	0 Owned directly	*
Common	All executive officers and directors as a group (12)	518,908(5) Owned directly		%

(1)	Based upon shares of common stock outstanding, plus any outstanding options, by director.

(2)	Includes stock options for 206,500 shares which may be exercised within sixty (60) days.

(3)	Includes stock options for 13,000 shares which may be exercised within sixty (60) days and 5,201 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan.

(4)	Includes stock options for 13,000 shares which may be exercised within sixty (60) days.

(5)	Includes stock options for 315,500 shares which may be exercised within sixty (60) days and 24,090 shares issuable upon retirement from the Board.

*	Less than 1%

PROPOSAL ONE: ELECTION OF DIRECTORS

Eight (8) directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election, eight (8) of the existing members of the Board of Directors.

J. H. Binford Peay, III and Ronald H. Griffith joined the Board in April, 2000; Gilbert F. Decker joined the board in June, 2002; and John G. Meyer, Jr. joined the Board of Directors in January, 2003. Charles S. Ream and John J. Marcello joined the Board of Directors in June, 2006. Thomas R. Hudson, Jr. joined the Board of Directors in November, 2006. Frederick G. Wasserman joined the Board of Directors in December, 2006.

Clifford C. Christ, Harry H. Warner, and Jay R. Sculley are not seeking re-election to the Board of Directors, consistent with their previously announced plan to retire from the Board in January, 2007.

The Board of Directors has determined that a majority of its members (Messrs. Griffith, Decker, Ream, Hudson, and Wasserman) are “independent” in accordance with the rules of the AMEX.

The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

J. H. Binford Peay, III	2000	66	Superintendent of the Virginia Military Institute since June 2003; Chairman of the Board of the Company since January 2001; Chief Executive Officer of the Company from January 2001 — June 2003; formerly, Commander in Chief, United States Central Command, Vice Chief of Staff of the United States Army and a consultant. Also a director of BAE Systems, Inc., a subsidiary of BAE Systems, plc, an international defense and aerospace company.
John G. Meyer, Jr.	2003	62	Chief Executive Officer of Heckler & Koch, a defense contractor; Chief Executive Officer of the Company from June 2003 — June, 2005; President of the Company from January 2003 — June 2005; Chief Operating Officer of the Company from January 2001 — May 2003; Executive Vice President of the Company from January 2001 — January 2003; retired from United States Army having served as its most senior Public Affairs Officer.
Ronald H. Griffith	2000	67	Executive Vice President and Chief Operating Officer of MPRI, Inc., a professional services company, since 1998; formerly, Vice Chief of Staff of the United States Army.
Gilbert F. Decker	2002	69	Consultant to defense and aerospace companies since 2001; Executive Vice President of Engineering and Production of Walt Disney Imagineering from 1999 to 2000. Also a director of Alliant Techsystems, Inc. and Anteon International Corporation.
Charles S. Ream	2006	62	Retired as the Executive Vice President and Chief Financial Officer of Anteon International Corporation, having served in that capacity from 2003-2006; Senior Vice President and Chief Financial Officer of Newport News Shipbuilding Inc. from 2000-2001; Senior Vice President of Finance and Strategic Initiatives of Raytheon Systems Company from 1998-2000. Also a director of DynCorp International Inc. and Stanley, Inc.

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

John J. Marcello	2006	58	President and Chief Executive Officer of the Company since June, 2005; Managing Director/Chief Operating Officer of MECAR S.A., a munitions manufacturer and subsidiary of the Company from November, 2002 — June, 2005; retired from United States Army having served as a Major General.
Thomas R. Hudson, Jr.	2006	41	Managing Member of Pirate Capital, LLC since May, 2002; a private investor from February, 2001 through May, 2002; a Managing Director of Amroc Investments, LLC, an investment management firm, from 1999 to February, 2001. Also a director of Cornell Companies, PW Eagle, Inc., and Pep Boys.
Frederick G. Wasserman	2006	52	Chief Operating/Financial Officer of Mitchell & Ness Nostalgia Company, a manufacturer of licensed sportswear, since 2005; President of Goebel of North America, a manufacturer of select giftware and home décor items, from 2002 -2005; Chief Financial Officer of Goebel of North America from 2001 - 2005.

The by-laws provide that a stockholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 14 and not more than 50 days prior to the annual meeting. Such notice shall include (i) the name and address of the stockholder and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

On April 25, 2006, the Company entered into an agreement (the “Pirate Agreement”) with Pirate Capital LLC, the Company’s largest stockholder. Under the terms of the Pirate Agreement, the Company has agreed to refresh its Board of Directors. Accordingly, in June 2006, John J. Marcello, President of the Company, Zachary R. George, a senior investment analyst of Pirate Capital LLC, and Charles S. Ream, former Chief Financial Officer of Anteon International Corporation, were elected to the Board of Directors, increasing the size of the Board to ten (10) members.

In late October, 2006, Mr. George resigned from the Board of Directors and in early November, 2006, Mr. Hudson was elected to the Board of Directors in accordance with the Pirate Agreement.

In December 2006, Mr. Wasserman was appointed to the Board of Directors at the recommendation of Wynnefield Capital Management LLC, a substantial stockholder of the Company.

In early December, 2006, the Company engaged in a limited private offering of additional shares of its common stock. The Company offered its top fifteen shareholders the opportunity to purchase the shares. Pirate Capital LLC acquired 261,261 shares in exchange for payment of $4,365,671.31 in the offering. As stated above, Mr. Hudson is the Managing Member of Pirate Capital LLC.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE

PROPOSAL TWO: PROPOSAL CONCERNING INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO Seidman LLP has been reappointed by the Board of Directors as the Company’s independent registered public accounting firm for the year 2006. A resolution will be presented at the annual meeting to ratify this appointment. The Company has been advised that representatives of BDO Seidman LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

If the shareholders, by the affirmative vote of a majority of the shares of common stock represented at the meeting, do not ratify the selection of BDO Seidman LLP, the selection will be reconsidered by the Board of Directors.

Principal Accounting Fees For Fiscal 2005

The following table sets forth the fees paid by the Company for audit and other services to BDO Seidman LLP and Grant Thornton LLP, our independent registered public accounting firms for 2005 and 2004, respectively:

	2005	2004

Audit fees	$2,163,000	$1,118,290
Audit-related fees	0	0
Tax fees	0	40,550
All other fees	0	0

Total	$2,163,000	$1,158,840

Audit fees include work in connection with quarterly reviews.

Additional audit fees of approximately $147,000 and $165,000 were billed to the Company’s foreign subsidiaries by other auditors for audit related services primarily involving statutory audits required by the laws of Belgium for 2005 and 2004, respectively.

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Change in Independent Registered Public Accountants

On September 27, 2005, the Company was informed by Grant Thornton LLP (“Grant Thornton”) that Grant Thornton resigned as the Company’s independent registered public accounting firm. Grant Thornton did not seek approval of its resignation from the Company’s Audit Committee, thus the Audit Committee neither requested nor approved the resignation.

The reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2004 and 2003 and through October 3, 2005, there were no disagreements between Grant Thornton and the Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such periods.

During the fiscal years ended December 31, 2004 and 2003 and through October 3, 2005, there were no “reportable events” as that term is describe in Item 304(a)(1)(v) of Regulation S-K, except as described below:

•	In the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2004, which the Company filed with the Securities and Exchange Commission on October 5, 2005, “Management’s Report On Internal Controls Over Financial Reporting” stated, and Grant Thornton’s accompanying “Report Of Independent Registered Public Accounting Firm” reiterated, that because of a material weakness disclosed in those reports, the Company’s internal control over financial reporting was not effective as of December 31, 2004, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control – Integrated Framework. The Company did not have the appropriate policies, procedures and documentation in place to support the use of hedge accounting for foreign currency contracts. Additionally, the Company did not, at December 31, 2004, have the necessary controls over financial reporting in place to properly identify the lack of documentation, which is necessary to properly evaluate a derivative instrument to determine if hedge accounting is appropriate, or to perform the required computation and evaluation concerning hedge effectiveness.

•	Subsequent to March 31, 2005, the Company became aware of three (3) additional material weaknesses in our internal control over financial reporting. The first additional material weakness concerned the accounting for the Company’s U.S. Dollar denominated receivables at MECAR which historically have been valued at the hedged rate rather than at the period end spot rate. This resulted in an error upon the translation of the amounts from MECAR’s functional currency (the Euro) into U.S. Dollars which is the Company’s reporting currency. The second additional material weakness concerned the proper classification of certain matters for proper presentation purposes in the Consolidated Statements of Cash Flows. This included reclassifying repayments of capital leases to financing activities from investing activities and reclassifying a portion of the changes in restricted cash (related to MECAR’s performance guarantees and other operating activities) to operating activities from financing activities. The third material weakness stemmed from improperly recognizing compensation expense resulting from stock options issued to employees and incorrectly measuring stock options.

The Company’s Audit Committee discussed each of the foregoing matters with Grant Thornton.

The Company subsequently engaged BDO Seidman, LLP (BDO) as its independent registered public accounting firm as of October 27, 2005.

During the years ended December 31, 2004 and 2003 and through October 27, 2005, the Company did not consult with BDO regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did BDO provide advice to the Company, either written or oral, that was an important factor considered by the Company in making a decision as to an accounting auditing, or financial reporting issue.

During the years ended December 31, 2004 and 2003, and through October 27, 2005, the Company did not consult with BDO about any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF BDO SEIDMAN LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

PROPOSAL THREE: APPROVAL OF THE POTENTIAL ISSUANCE OF COMPANY
COMMON STOCK IN EXCESS OF 20% OF THE ISSUED AND OUTSTANDING
SHARES VIA ELIMINATION OF THE FLOOR PRICE LIMITATIONS FROM THE
ANTI-DILUTION PROVISIONS OF EACH OF THE COMPANY’S SENIOR SECURED
CONVERTIBLE NOTES AND RELATED STOCK PURCHASE WARRANTS

Introduction

In March, 2006, the Company closed a private placement transaction in which it issued Senior Subordinated Convertible Notes in the aggregate principal amount of $30 million (the “Notes”) and related warrants (the “Warrants”) to purchase Common Stock of the Company (the “Transaction”).

The Notes are convertible into shares of Common Stock at an initial conversion price of $26.46 (the “Conversion Price”). The Warrants are exercisable at an initial exercise price of $27.68 per share (the “Exercise Price”). The terms of the Notes and Warrants are described in greater detail below in the section entitled “Terms of the Transaction”.

At the current Conversion Price, the Notes are convertible into 1,133,997 shares of Common Stock and at the current Exercise Price, the Warrants are exercisable for 226,800 shares of Common Stock. Accordingly, the Notes and the Warrants could be converted/exercised into a total of 1,360,797 shares, or 22.6% of the shares currently issued and outstanding.

Stockholder approval of the issuance of the Notes and Warrants would generally have been required under AMEX rules, which require such approval for issuances in excess of twenty percent (20%). However, in this case stockholder approval was not required due to an exemption to the AMEX 20% rule inasmuch as each of the Conversion Price and the Exercise Price was in excess of both the book value of the Company’s stock and the market value of the Company’s stock at the time of the closing of Transaction (the market price at the closing of the Transaction was $23.05).

Each of the Conversion Price and the Exercise Price is subject to broad-based anti-dilution provisions in connection with certain future issuances of Company securities. Accordingly, the Conversion Price and the Exercise Price could each be reduced based on future transactions and such reductions could conceivably cause the Conversion Price and the Exercise Price to fall below the $23.05 market price of the Common Stock at the time of the closing of the Transaction. Since this would negate the Company’s reliance on the exemption to the AMEX 20% rule, each of the Conversion Price and the Exercise Price contains a floor price equal to $23.05 (the “Floor Price”). Thus, the Company is currently precluded from entering into any transaction which would otherwise result in a reduction of the Conversion Price or the Exercise Price to a price less than the Floor Price.

In connection with the Transaction, the Company made certain covenants with the holders of the Notes and the Warrants (the “Holders”), including (i) that the Company would seek stockholder approval of the potential issuance of shares of the Common Stock via elimination of the Floor Price provisions contained in the Notes and the Warrants, and (ii) in the absence of such stockholder approval, that it would not issue or sell securities of the Company at a per share price which would cause the Conversion Price or the Exercise Price to be less than the Floor Price.

Accordingly, the Company is now seeking such stockholder approval. In the event that this Proposal Three is not approved by the stockholders, the Company may be limited in its ability to obtain future financing in that it could not issue or sell securities of the Company at a per share price which would cause the Conversion Price or the Exercise Price to be less than the Floor Price.

Why the Company Needs Stockholder Approval

The Company is seeking stockholder approval in order to comply with the AMEX rules and to fulfill a covenant made as a condition to consummating the Transaction.

AMEX Rule 713 requires stockholder approval for the issuance of securities other than in a public offering at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding common stock.

The Company is subject to the AMEX rules because its Common Stock is listed on the AMEX. The issuance of the Notes and the Warrants in the Transaction did not require stockholder approval under AMEX Rule 713 since the Conversion Price and the Exercise Price exceeded both book and market value. The Company is seeking stockholder approval so that if, following a dilutive event or a series of dilutive events, the Conversion Price or the Exercise Price must be adjusted below the Floor Price, the Company can proceed with the financing transaction. Absent such stockholder approval, the Company would be precluded from completing any such transaction which would have the effect of reducing the Conversion Price or the Exercise Price below the Floor Price.

As a condition to consummating the Transaction, the Company agreed to seek stockholder approval to eliminate the Floor Price provisions contained in the Notes and the Warrants at this annual meeting. If stockholder approval is not obtained at this meeting, the Company is obligated to seek stockholder approval during each subsequent meeting until such stockholder approval is obtained.

Terms of the Transaction

General.  On March 9, 2006, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers (the “Holders”) for the private placement of the Notes in the principal amount of $30 million and the issuance of the related Warrants. In connection with the Transaction, the Company entered into a Registration Rights Agreement with the Holders. The Transaction closed, and the Notes and Warrants were issued, in March, 2006. At the closing, the Company agreed (i) to seek stockholder approval pursuant to the AMEX Rules described below to eliminate the Floor Price provisions contained in the Notes and the Warrants, and (ii) in the absence of such stockholder approval, that it would not issue or sell securities of the Company at a per share price which would result in the Conversion Price or the Exercise Price to be less than the Floor Price.

Notes.  The Notes accrue interest at a rate of 7.5% per annum, subject to adjustment, with accrued interest payable quarterly in arrears in cash. The term of the Notes is five (5) years, and the Notes are convertible into shares of common stock of the Company at the Conversion Price of $26.46, subject to broad-based anti-dilution provisions described below. At the current Conversion Price, the Notes are convertible into 1,133,997 shares of Common Stock.

Upon a change of control (as defined in the Notes), the Holders may require the Company to repurchase some or all of their Notes at a premium price.

An event of default will occur under the Notes for a number of reasons, including the Company’s failure to pay when due any principal, interest or late charges on the Notes, certain defaults on the Company’s indebtedness, certain events of bankruptcy and the Company’s breach or failure to perform in respect of representations and obligations under the Notes.

Upon the occurrence of an event of default, the Company’s obligations under the Notes may become due and payable in accordance with the terms thereof at a premium price.

Warrants.  In connection with the issuance of the Notes, the Company issued Warrants to the Holders that are currently exercisable for an aggregate of 226,800 shares of Common Stock. The Warrants are exercisable for a term of five (5) years at an exercise price of $27.68 per share, subject to broad-based anit-dilution provisions similar to the provisions set forth in the Notes and described below.

Registration Rights.  In connection with the Transaction, the Company entered into a Registration Rights Agreement with the Holders pursuant to which it agreed to file with the SEC a registration statement to register for resale a number of shares of Common Stock equal to 120% of the Common Stock initially issuable upon conversion of the Notes and 120% of the Common Stock initially issuable upon exercise of the Warrants. If the Company fails to fulfill these and other obligations, it will pay certain penalties until it fulfills these obligations. The Company has also authorized and reserved a sufficient number of shares of Common Stock for issuance in connection with the Transaction.

Anti-dilution Provisions of the Notes and the Warrants.  If the Company issues or sells, or pursuant to the Notes and Warrants is deemed to have issued or sold, any shares of Common Stock (excluding certain issuances or sales described below) for a price per share less than the Conversion Price (in the case of the Notes) or the Exercise Price (in the case of the Warrants) in effect immediately prior to such issue or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price or the Exercise Price (or both) then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price or the Exercise Price, respectively, in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price or the Exercise Price, respectively, in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock deemed outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price of the Exercise Price, respectively, in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock deemed outstanding immediately after such Dilutive Issuance.

In addition, in the case of the Warrants, upon an adjustment of the Exercise Price as described above, the number of shares of Common Stock received upon exercise of the Warrants shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of the Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

The anti-dilution provisions above do not apply to certain “excluded securities,” including securities issued in connection with employee benefit plans, upon conversion of the Notes or the exercise of the Warrants, pursuant to certain underwritten public offerings, pursuant to certain acquisitions by the Company, or in respect of subdivisions, stock dividends or capital reorganizations affecting the Common Stock.

Currently, the anti-dilution adjustments described above are subject to the Floor Price such that if a Dilutive Issuance were to occur, the Conversion Price and Exercise Price could not be reduced to a price lower than the Floor Price. If the stockholders approve this Proposal Three, the Floor Price would be eliminated for both the Notes and the Warrants such that the Conversion Price and Exercise Price could be reduced to a price lower than the Floor Price.

Further Information.  The terms of the Transaction and the Notes, Warrants and other Transaction documents are complex and only briefly summarized above. For further information on the Transaction and the rights of the Holders, please refer to the descriptions contained in the Current Reports on Form 8-K filed with the SEC on March 9, 2006, and the transaction documents filed as exhibits to such report.

Effect of the Elimination of the Floor Price on Current Stockholders

The total number of shares of Common Stock currently issuable upon conversion of the Notes and exercise of the Warrants is 1,360,797. As discussed earlier, in the event that a future dilutive event were to occur, the Conversion Price of the Notes and the Exercise Price of the Warrants could be adjusted, but currently not below the Floor Price. This would result in some dilution to the stockholders of the Company upon a future conversion of the Notes or exercise of the Warrants by the Holders. If this Proposal Three is adopted, and a future dilutive event were to occur, the Conversion Price of the Notes and the Exercise Price of the Warrants could be adjusted below the Floor Price. As a result, the issuance of shares upon a future conversion of the Notes or exercise of the Warrants by the Holders could potentially result in significantly greater dilution to the stockholders.

Financial Information

The following information is incorporated by reference from the 2005 Annual Report of The Allied Defense Group, Inc. on Form 10-K:

•	Report by Independent Registered Public Accounting Firm (BDO Seidman, LLC — page F-7);

•	Report by Independent Registered Public Accounting Firm (Grant Thornton LLP — page F-8);

•	Consolidated Balance Sheets at December 31, 2005 and 2004 (pages F-9 through F-10);

•	Consolidated Statements of Operations for each of the three years in the period ended December 31, 2005 (page F-11);

•	Consolidated Statements of Stockholders Equity for each of the three years in the period ended December 31, 2005 (page F-12);

•	Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2005 (page F-13);

•	Notes to Consolidated Financial Statements (pages F-14 through F-49);

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (pages 18 through 33); and

•	Quantitative and Qualitative Disclosures About Market Risk (pages 33 though 34).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS MATTER.

BOARD AND COMMITTEE INFORMATION

General

During calendar year 2005, there were seven (7) formal meetings of the Board of Directors and nine (9) joint meetings of the Board of Directors and the Audit Committee. The directors frequently communicate with one another on an informal basis.

The Audit Committee is currently comprised of Messrs. Decker, Ream, Griffith, and Wasserman. Among its functions, the Audit Committee (i) recommends the selection of the Company’s independent public accountants, (ii) reviews the scope and conduct of the independent public accountants’ audit activity and other services, (iii) reviews the financial statements and associated press releases and required filings with the Securities and Exchange Commission, and (iv) reviews the adequacy of the Company’s basic accounting and internal control systems. Each of the Audit Committee members satisfy the independence requirements and other established criteria of the AMEX and the Securities and Exchange Commission. The Board of Directors has determined that each of Gilbert F. Decker and Charles S. Ream qualify as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules and is financially sophisticated as defined by AMEX rules The Audit Committee Charter is available on the Company’s website at www.allieddefensegroup.com.

The Compensation Committee is currently comprised of Messrs. Ream, Griffith and Hudson. The Compensation Committee establishes the Company’s executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries. The Compensation Committee Charter is available on the Company’s website at www.allieddefensegroup.com.

The Nominating Committee is currently comprised of Messrs. Griffith and Decker. The Nominating Committee is responsible for soliciting and recommending candidates for the Board of Directors. The Nominating Committee Charter is available on the Company’s website at www.allieddefensegroup.com. The Nominating Committee does not have any formal minimum qualifications for director candidates. The Board of Directors first evaluates the current members of the Board willing to continue in service. The Committee evaluates performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate. Among other factors, the Nominating Committee considers a candidate’s business experience and skills, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying director candidates. The Nominating Committee’s policy is to consider director candidate recommendations from its shareholders which are received no later than December 31 prior to any annual meeting, including confirmation of the candidate’s consent to serve as a director. Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s proxy statement if the candidate was nominated. Candidates recommended by shareholders will be evaluated on the same basis as other candidates.

The Ethics and Governance Committee is currently comprised of Messrs. Meyer, Marcello and Wasserman. The Ethics and Governance Committee is responsible for evaluating the Company’s adherence to accepted standards of ethics and governance. The Ethics and Governance Committee Charter is available on the Company’s website at www.allieddefensegroup.com.

In June, 2006, the Board of Directors formed a Strategic Review Committee to identify, consider, and recommend to the Board of Directors, actions and strategic alternatives to increase shareholder value. The committee is comprised of Messrs. Peay, Griffith, Marcello and Hudson.

The Audit Committee had five (5) meetings during 2005; the Compensation Committee met two (2) times in calendar year 2005; and each of the Nominating Committee and the Ethics and Governance Committee met once during 2005.

All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

Any shareholder may communicate in writing by mail at any time with the whole board or any individual director (addressed to “Board of Directors” or to a named director) c/o The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

It is the policy of the Board of Directors that its members are encouraged to attend the annual meeting of shareholders. The 2005 annual meeting was attended by all but one of the incumbent directors.

The Company has adopted a worldwide Code of Ethics which is available on the Company’s website at www.allieddefensegroup.com.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The registered independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The registered independent auditors report to the Audit Committee and have free access to the Audit Committee to discuss any matters they deem appropriate.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s registered independent auditors to review and discuss annual and quarterly financial statements incorporated in the Company’s Forms 10-K and 10-Qs prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the registered independent auditors. The Audit Committee’s review included discussion with the registered independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90.

The Board of Directors has determined that each member of the Audit Committee is “independent” as defined under the rules of the AMEX.

With respect to the Company’s registered independent auditors, the Audit Committee, among other things, discussed with the auditors matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also reported to the Board, subject to stockholder approval, on the selection of the Audit Company’s registered independent auditors.

This report is submitted by the Audit Committee of the Board of Directors:

Gilbert F. Decker
Ronald H. Griffith
Charles S. Ream

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for determining compensation and benefits for our executive officers and administering the 2001 Equity Incentive Plan. The Compensation Committee also reviews the compensation of the presidents/general managers of our operating units.

As a general matter, the Compensation Committee seeks to formulate compensation plans that enable the Company to attract and retain the highly qualified employees necessary to enable it to compete successfully. The Compensation Committee also seeks to align the financial interest of the Company’s employees with those of its stockholders by linking a portion of each executive’s compensation to the achievement of financial and operational objectives.

The Company’s compensation program for executives consists of three key elements:

•	a base salary;

•	a performance-based annual bonus; and

•	periodic stock incentives/rewards.

The Compensation Committee believes that this three element program serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” — namely, the annual bonus and stock incentives/rewards.

Base Salary — Base salaries for each of the Company’s executives are determined by the executive’s responsibilities and performance as well as comparative compensation levels for the executive’s peers. The base salary for the Company’s Chief Executive Officer, including periodic changes thereto, is determined by the Compensation Committee. The base salaries for the Company’s other executive officers, including periodic changes thereto, are determined by the Compensation Committee following recommendations by the Chief Executive Officer. The Company periodically utilizes an independent compensation consultant to survey the marketplace to determine comparable salary levels.

Annual Bonus — The employment agreement of each executive officer establishes a maximum annual bonus as a percentage of the executive’s annual salary. The percentages range from 25% for certain executive officers to 50% for the Chief Executive Officer. Annual bonuses are paid to executive officers of the Company in cash based upon achievement of management performance objectives. The objectives vary depending upon the executive’s responsibilities and include objectives based upon the Company achieving certain earnings targets as well as other financial and business objectives. The objectives are generally weighted with the most significant factor(s) being net income (for the presidents/general managers of the operating units) or earnings per share (for the CEO and the other Company executives). The Committee evaluates achievement of the objectives following the end of each year and makes the annual bonus awards based on this assessment and recommendations from the Chief Executive Officer with respect to other executive officers. Due to the poor financial performance in 2005, bonuses were generally limited to achievement of non-financial objectives.

Stock Incentives/Awards — The final component of the Company’s executive compensation program is the periodic grant of stock options and/or stock awards. In recent years, the Company generally has issued stock options to its executive officers when they joined the Company, in connection with a significant promotion within the Company and/or as a reward following excellent performance. The number of options granted has been based on the level of responsibility, Company performance and individual performance. Stock option grants have also been structured to induce the executive to remain in the employment of the Company by including incremental vesting provisions which permit exercise only after satisfaction of minimum tenure requirements. In view of the requirement to expense stock option grants, the Company has begun to grant more restricted stock than stock options. In addition, the Compensation Committee is considering an appropriate long term incentive performance plan which would replace the ad hoc periodic issuances of stock options/stock grants. No stock awards were made for 2005 performance to the Company’s senior executive officers.

Executive officers may also participate in the Company’s Employee Stock Purchase Plan, which enables them, as well as all full-time employees, to purchase shares of Company common stock at a discount to fair market value.

Mr. Meyer resigned as President and CEO in June, 2005. In view of Mr. Meyer’s performance including the transition to Mr. Marcello as President and CEO, the Compensation Committee awarded Mr. Meyer a bonus of $50,000.

In connection with Mr. Marcello assumption of the duties of President and CEO in June, 2005, Mr. Marcello’s annual salary was set at $295,000 and Mr. Marcello was granted 16,000 shares of restricted stock which vest over a four (4) year period.

The Compensation Committee evaluated Mr. Marcello’s 2005 performance in early 2006 and awarded him a $33,188 bonus based upon his achievement of his annual performance objectives. This represents 22.5% of the maximum bonus payable to Mr. Marcello under his employment agreement. The Compensation Committee determined that Mr. Marcello was not eligible for any portion of the bonus attributable to financial performance, but to ninety percent (90%) of the maximum bonus payable with respect to his non-financial management performance objectives. No stock options/grants or other equity-based awards were granted to Mr. Marcello with respect to 2005 performance.

This report is submitted by the Compensation Committee of the Board of Directors:

Charles S. Ream
Ronald H. Griffith
Thomas R. Hudson, Jr.

EXECUTIVE AND BOARD COMPENSATION

Compensation of Executive Officers

The following table sets forth information concerning all compensation paid for services rendered in all capacities to the Company and its subsidiaries during the years ended December 31, 2005, 2004 and 2003 to the chief executive officer of the Company and to other executive officers of the Company whose total annual salary and bonus exceeds $100,000:

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
		Annual Compensation				Awards
						Restricted	Securities
						Stock	Underlying
				Other Annual		Awards	Options/	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		($)	SARs (#)	Compensation

John J. Marcello,	2005	$264,849	$33,188	$78,738	(1)	$379,360	—	—
Chief Executive Officer	2004	$220,000	$46,000	$22,789	(1)	$10,001	—	—
since June, 2005	2003	$184,000	—	$2,322		—	—	—
John G. Meyer, Jr.,	2005	$136,500	$50,000	$2,079		—	—	—
Chief Executive Officer	2004	$270,000	$135,000	$3,564		—	—	—
until June, 2005	2003	$243,333	$85,167	$2,322		—	70,000	—
Monte L. Pickens,	2005	$223,333	$27,000	$4,000		—	40,000	—
Executive Vice President	2004	$185,000	$69,942	$2,322		—	—	—
	2003	$175,000	$58,583	$1,548		—	40,000	—
Robert P. Dowski,	2005	$70,000	—	—		—	80,000	—
Chief Financial Officer
since August, 2005
Charles R. Hasper,	2005	$134,688	—	$725		—	—	—
Chief Financial Officer	2004	$180,000	$74,550	$1,242		—	—	—
until August, 2005	2003	$163,500	$40,425	$810		—	—	—
Wayne Hosking,	2005	$174,167	$49,163	$540		$6,011	—	—
Vice President	2004	$123,141	$63,099	$355		—	40,000	—

(1)	Principally relates to cost of living adjustment from the prior year paid in the current year resulting from Euro/U.S. Dollar fluctuations.

OPTIONS GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the named executive officers for the fiscal year ended December 31, 2005:

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise or		Price Appreciation For
	Options	Employees in	Base Price	Expiration	Option Term(1)
Name	Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Monte L. Pickens	40,000	33 1/3%	$23.95	03-06-10	$216,612	$468,606
Robert P. Dowski	80,000	66 2/3%	$22.05	08-31-10	$451,078	$988,189

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rule. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTIONS EXERCISED IN LAST
FISCAL YEAR AND FISCAL YEAR-END VALUES

The following table sets forth information concerning option exercise and option holdings by each of the named executive officers for the fiscal year ended December 31, 2005:

			Number of Securities		Value of Unexercised
	Shares		Underlying/ Unexercised		In-the-Money Options/SARs
	Acquired on	Value	Options /SARs Value		at FY-End ($)(2)
Name	Exercise (#)	Realized(1)	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable

John G. Meyer, Jr.	108,000	$1,107,320	—	—	—	—
Monte L. Pickens	—	—	32,000	48,000	$176,400	$125,920
Robert P. Dowski	—	—	20,000	60,000	$14,400	$43,200
Charles A. Hasper	47,266	$362,154	—	—	—	—
Wayne Hosking	—	—	16,000	24,000	$37,440	$56,160

(1)	Represents the closing price per share on the date the option was exercised less the option exercise price multiplied by the number of shares acquired upon exercise.

(2)	Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $22.77 on the last trading day of the fiscal year as reported on the AMEX.

Director Compensation

Each director is compensated for service at the annual rate of $24,000 in cash and $36,000 in Allied stock. The directors are allowed to defer receipt of the cash and/or the Allied stock until they retire from the Allied board. As Chairman Emeritus, Mr. Sculley is entitled to an additional $500 per month. As Chairman of the Board, General Peay is entitled to the same cash and stock-based compensation as paid to non-employee members of the Board of Directors plus (i) an additional $1,000 per month and (ii) reimbursement of annual premiums paid on a $1 million life insurance policy, together with all applicable income taxes. The Company also reimburses directors for out-of-pocket expenses incurred in connection with their service.

In 1992, the Board of Directors of Allied adopted the Outside Directors Retirement Plan (the “Directors Retirement Plan”) to provide retirement benefits for long-standing non-employee directors (“Outside Directors”). Under the Directors Retirement Plan, Outside Directors are eligible for a retirement benefit if they retire from the Board and have served as a member of the Board for a minimum of five (5) years. An eligible Outside Director who retires from the Board is entitled to receive, commencing on the last day of the first month following the month in which the director attains age seventy (70), monthly payments equal to the monthly cash compensation received from Allied at the time the director terminated service in such capacity. Such payments will cease upon the earlier of the expiration of a period of time equivalent to the period of time the director served as a member of the Board or the death of the director. The Directors Retirement Plan was suspended in 2001. Messrs. Christ, Warner and Sculley are entitled to receive benefits under the Plan upon their retirement from the Board for prior service. No further benefits have accrued or will accrue under the plan since its suspension in 2001.

In 2005, Mr. Sculley was paid approximately $80,000 in satisfaction of his post-employment severance entitlement. No further payments are required.

Employment Contracts and Change-In-Control Agreements

Mr. Marcello’s employment agreement provides for an annual salary of $295,000 and the potential to earn an annual bonus up to 50% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Marcello’s employment, he will be entitled to receive his annual salary for up to two (2) years following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Marcello.

Mr. Pickens’ employment agreement provides for an annual salary of $240,000 and the potential to earn an annual bonus up to 45% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Pickens’ employment, he will be entitled to receive his annual salary for up to two (2) years following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Pickens.

Mr. Dowski’s employment agreement provides for an annual salary of $210,000 and the potential to earn an annual bonus up to 40% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Dowski’s employment, he will be entitled to receive his annual salary for up to two (2) years following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Dowski.

Mr. Hosking’s employment agreement provides for an annual salary of $190,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Hosking’s employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Hosking.

In June, 2001, the Board of Directors of Allied adopted a new stockholder rights plan (the “Rights Plan”). The Rights Plan was amended in June 2006 and again in November 2006. The Rights Plan provides each stockholder of record on a dividend distribution one “right” for each outstanding share of Allied’s common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 25% or more of Allied’s common stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 25% or more of the outstanding common stock of Allied. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on May 31, 2011. Each right entitles a stockholder to acquire at a stated purchase price, 1/100 of a share of Allied’s preferred stock which carries voting and dividend rights similar to one share of its common stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of Allied’s common stock (or in certain circumstances, cash, property or other securities of Allied) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Rights Plan. At the discretion of a majority of the Board and within a specified time period, Allied may redeem all of the rights at a price of $.01 per right. The Board may also amend any provisions of the Rights Plan prior to exercise. A committee of independent directors will review the Rights Plan at least every three (3) years to asses its terms, conditions and whether continuation of the Rights Plan remains in the best interests of the stockholders.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of Allied consists of Messrs. Harry W. Warner and Ronald G. Griffith and Gilbert F. Decker. J. R. Sculley, a former Chairman of the Board and President of Allied, also served on the Compensation Committee in 2003.

Section 16(a) Beneficial Ownership Regarding Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and anyone who beneficially owns ten percent (10%) or more of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon on a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to 2005 and (ii) certain written representations of its officers and directors, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2005 was filed in a timely manner.

PERFORMANCE GRAPH

The following graph assumes $100 was invested on December 31, 2000 in The Allied Defense Group, Inc. common stock, the S&P 500 Index and a peer group of companies. It compares the cumulative total return on each, assuming reinvestment of dividends, for the five-year period ended December 31, 2005.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
ASSUMES INITIAL INVESTMENT OF $100
DECEMBER 2005

Allied Defense: Represents The Allied Defense Group, Inc. common stock’s cumulative return over the past five years including reinvestment of dividends.

S&P 500: Represents the S&P 500 Index’s cumulative return over the past five years including reinvestment of dividends.

Peer Group: Represents the comparable peers’ cumulative return over the past five years including reinvestment of dividends.

The peer group consists of the following companies:

Alliant Techsystems (ATK); Cubic Corporation (CUB); CompuDyne Corporation (CDCY); Esterline Technologies (ESL); General Dynamics (GD); Hi-Shear Technology Co. (HSR); United Industrial (UIC); ActivCard Corp (ACTI); Anaren (ANEN); DRS Technologies (DRS); EDO Corporation (EDO); Elbit Systems Ltd (ESLT); Electronic Control Security (EKCS); FLIR Systems (FLIR); Herley Industries (HRLY); Nexicon, Inc. (NXCN); Orbital Sciences Corp (ORB); Siemens AG (SI); Sparton (SPA); Teledyne Technologies (TDY); Tyco (TYC); ViaSat (VSAT); Argon St (STST); EMS Technologies (ELMG); Applied Signal (APSG)

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year’s annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, at a reasonable time prior to the annual meeting to allow the Company to include it in its printed proxy statement. The Company will announce by press release the date of its next annual meeting. The Company’s by-laws provide that any stockholder wishing to nominate a director at the annual meeting must do so in writing delivered to the Company at least fourteen (14) days and not more than fifty (50) days prior to the annual meeting. For further details, please see the discussion under Proposal One hereof.

ANNUAL REPORT

A copy of Allied’s Annual Report to Stockholders for the fiscal year ended December 31, 2005 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

The Company filed its Annual Report on Form 10-K with the Securities and Exchange Commission on October 10, 2006, as amended by a filing on November 7, 2006. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, excluding exhibits. Please send a written request to Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, or complete the request form on the investor relations page of the Company’s website at www.allieddefensegroup.com.

OTHER BUSINESS

The Board of Directors is not aware of any business requiring a vote of the stockholders to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors,

John J. Marcello,
President and Chief Executive Officer

Dated: December 28, 2006

YOUR VOTE IS IMPORTANT.  PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.	Please
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ITEM 1:	ELECTION OF DIRECTORS
Nominees:
	01	J.H. Binford Peay, III	FOR	WITHHELD
	02	Ronald H. Griffith
	03	Gilbert F. Decker	☐	☐
	04	John G. Meyer, Jr.
	05	Charles S. Ream
	06	John J. Marcello
	07	Thomas R. Hudson
	08	Frederick G. Wasserman
Withheld for the nominees you list below (Write that
nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2:	APPOINTMENT OF AUDITORS	☐	☐	☐

ITEM 3:	APPROVAL OF THE POTENTIAL ISSUANCE OF COMPANY COMMON STOCK IN EXCESS OF TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES VIA ELIMINATION OF THE FLOOR PRICE LIMITATIONS FROM THE ANTI-DILUTION PROVISIONS OF EACH OF THE COMPANY’S SENIOR SUBORDINATED CONVERTIBLE NOTES AND RELATED STOCK PURCHASE WARRANTS.	FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 4:	IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
WILL ATTEND
If you plan to attend the Annual Meeting,
	please mark the WILL ATTEND box.		☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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PROXY
THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
THE ALLIED DEFENSE GROUP, INC
     The undersigned hereby appoints J.H. Binford Peay, III and Ronald H. Griffith and each of them proxies, each with full power of substitution, to vote all shares of Common Stock of The Allied Defense Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on January 25, 2007, and any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Dear Shareholder(s):
Enclosed you will find material relative to the Company’s Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.
Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is very important to us. We look forward to hearing from you.
The Allied Defense Group, Inc.